SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 1, 2005


                             PHASE III MEDICAL, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


               0-10909                                     22-2343568
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        Commission File Number                            IRS Employer
                                                       Identification No.


        330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK       11747
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             (Address of principal executive offices)             (Zip Code)


                                  631-574-4955
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                          Registrant's Telephone Number


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A



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Item 3.02.   Unregistered Sale of Equity Securities.

On each of August 1, 2005, September 1, 2005 and October 1, 2005 Phase III Medical, Inc. (the "Company") issued to its investor relations consultant 16,666 shares of its unregistered common stock, $.001 par value (the "Common Stock") pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

On August 16, 2005, the Company entered into a subscription agreement with its Senior Scientific Officer, Dr. Wayne Marasco, pursuant to which the Company sold to Dr. Marasco 833,333 shares of unregistered Common Stock in exchange for $50,000.

Pursuant to the terms of a letter agreement dated as of August 12, 2005 and entered into between the Company and Catherine M. Vaczy, the Company's Executive Vice President and General Counsel, on August 12, 2005 the Company issued to Ms. Vaczy 412,339 shares of unregistered Common Stock in payment of $24,740 in salary accrued during the period April 20, 2005 through August 12, 2005 at a per share price of $.06, the closing price of one share of Common Stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (the "Bulletin Board") on August 12, 2005. On October 3, 2005, the Company issued to Ms. Vaczy pursuant to the letter agreement, 260,817 shares of unregistered Common Stock in payment of $10,432.70 in salary accrued during the period August 15, 2005 through September 30, 2005 at a per share price of $.04, the closing price of one share of Common Stock on the Bulletin Board on September 30, 2005.

On September 14, 2005, the Company issued to Dr. Robin Smith 500,000 shares of the Company's unregistered Common Stock pursuant to the terms of a consulting agreement with Dr. Smith pursuant to which she serves as the Chairman of the Company's Advisory Board.

On September 29, 2005, the Company entered into a subscription agreement pursuant to which the Company sold to an investor 142,857 shares of unregistered Common Stock in exchange for $10,000.

Pursuant to the terms of an employment agreement dated September 13, 2004, as amended by a letter agreement dated July 20, 2005, and entered into between the Company and Robert J. Aholt, Jr., the Company's Chief Operating Officer, on October 3, 2005, the Company issued to Mr. Aholt, 461,206 shares of unregistered Common Stock. The shares issued had an aggregate dollar value of $26,750, and the price per share was equal to the average closing price of one share of Common Stock on the Bulletin Board for the five (5) consecutive trading days immediately preceding the date of grant of such shares.

The offer and sale by the Company of the securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for transactions by an issuer not involving a public offering. The offer and sale of such securities were made without general solicitation or advertising and with representations by the investors that they were "accredited investors," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.


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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 PHASE III MEDICAL, INC.



                                                 By:  /s/ Mark Weinreb
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                                                      Mark Weinreb
                                                      President and CEO




     Dated: October 5, 2005


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